Rise Gold Announces a Credit Facility Arrangement

February 6, 2024 - Grass Valley, California - Rise Gold Corp. (CSE: RISE, OTCQX: RYES) (the "Company" or "Rise") The Company announces it has entered into a credit facility arrangement (the "Arrangement") with an arm's length lender (the "Lender") that also provides services to the Company. Pursuant to the Arrangement, each month the Lender will advance to the Company an amount equal to half of the fees billed by the Lender up to US$1,000,000. Amounts advanced will bear interest at a rate of 12% compounding annually and will be due four years from the date of the Arrangement. The Company may repay any amounts owing under the facility at any time without penalty.

In connection with making the credit facility available, the Company has agreed to issue 1,000,000 non‐transferable share purchase warrants (each, a "Bonus Warrant") to the Lender. Each Bonus Warrant will be exercisable into one share of common stock of the Company at a price of US$0.16 for a period of four years from the date of issuance. In addition, for each US$100,000 advanced under the Arrangement, the Company has agreed to issue to the Lender 200,000 additional non-transferable warrants (each, an "Additional Warrant"). Each Additional Warrant will be exercisable into one share of common stock of the Company at any time within a four-year period from the date of issuance at a price equal to the market price of the shares of the Company as determined in accordance with the terms of the Arrangement.

The securities offered under the Arrangement have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any state securities laws and may not be offered or sold absent registration or compliance with an applicable exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws. All securities issued pursuant to the Arrangement will be subject to statutory hold periods in accordance with applicable United States and Canadian securities laws.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company incorporated in Nevada, USA. The Company's principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA.

On behalf of the Board of Directors:

Joseph Mullin

President and CEO

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

Suite 215, 333 Crown Point Circle

Grass Valley, CA 95945

T: 530.433.0188

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words or statements that certain events or conditions "may" or "will" occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.